POWER OF ATTORNEY
                                -----------------


     The undersigned Albert Cox, Jr. hereby designates, constitutes and appoints each of William B. Danzell, Nigel P. Hebborn and Benjamin M. Alexander singly, my true and lawful attorney and authorizes each of them singly to sign for me and in my name any Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5, such power and authority to remain in force until December 31, 2006.


     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney as a sealed instrument this 17th day of December 2003.



                                                     /s/ Albert H. Cox, Jr.
                                                     --------------------------
                                                     Albert Cox, Jr.